Exhibit 99.1

NEWS RELEASE

Contacts:	Brian Begley
Vice President, Investor Relations – Atlas Energy
(877) 280-2857
(215) 405-2718 (fax)

ATLAS ENERGY ANNOUNCES DISTRIBUTION RATIO FOR SPIN-OFF OF ATLAS ENERGY GROUP; FORM 10 REGISTRATION STATEMENT DECLARED EFFECTIVE

• Atlas Energy, L.P. will distribute one common unit of Atlas Energy Group, LLC for every two Atlas Energy common units held as of February 25, 2015, the record date

• A “when-issued” market for Atlas Energy Group is expected to be established on the NYSE on approximately February 24, 2015 under the symbol “ATLS.wi”

Philadelphia, PA – February 9, 2015 – Atlas Energy, L.P. (NYSE: ATLS) (“Atlas Energy” or the “Partnership”) announced significant progress towards the completion of the previously announced spin-off of Atlas Energy’s non-midstream assets (“the Spin-Off”). The Spin-Off will occur through the distribution of common units representing limited liability company interests in Atlas Energy Group, LLC (“Atlas Energy Group”), a wholly owned subsidiary of the Partnership that will hold the Partnership’s assets and liabilities other than those related to it midstream business, and is expected to trade on the New York Stock Exchange (“NYSE”) under the symbol “ATLS.”

On February 5, 2015, the U.S. Securities and Exchange Commission (“SEC”) completed its review and declared effective the Registration Statement on Form 10, as amended, filed by Atlas Energy Group for the distribution. The effectiveness of the Form 10 was a key condition to the planned distribution. The Form 10 contains an information statement that will be made available to all unitholders entitled to receive the distribution of Atlas Energy Group common units prior to the distribution date, which provides additional details about Atlas Energy Group and the conditions to the distribution.

Distribution of Atlas Energy Group Common Units

The Board of Directors of the Partnership’s general partner has declared a distribution of one Atlas Energy Group common unit for every two Partnership common units held at the close of business on Wednesday, February 25, 2015, the previously announced record date of the distribution. Cash will be received in lieu of fractional units of Atlas Energy Group. The distribution of Atlas Energy Group units is expected to be effective on Saturday, February 28, 2015 in conjunction with the previously announced proposed mergers of the Partnership and Atlas Pipeline Partners, L.P. (NYSE: APL) (“Atlas Pipeline” or “APL”) with Targa Resources Corp. (NYSE: TRGP) (“TRC”) and Targa Resources Partners LP (NYSE: NGLS) (“TRP”), respectively. The distribution (and the related record date) is subject to the satisfaction or waiver of the conditions described below and in the information statement.

Atlas Energy Group Trading Details

Atlas Energy Group has been advised that trading in its common units is expected to begin on the NYSE on a “when issued” basis on or around February 24, 2015 under the symbol “ATLS.wi”. On or about March 2, 2015, “when issued” trading is expected to end and “regular way” trading is expected to begin for Atlas Energy Group under the ticker symbol “ATLS,” and the Partnership’s common units will cease trading. Any Partnership unitholders who sell Partnership units “regular way” on or before February 27, 2015 will also be selling their right to receive Atlas Energy Group common units upon distribution. Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling Partnership common units on or before the distribution date.

Assets to be Initially Held by Atlas Energy Group

Atlas Energy Group’s assets at the time of the distribution are expected to consist of the following:

•	100% of the general partner interest and incentive distribution rights in the Partnership’s E&P subsidiary, Atlas Resource Partners, L.P. (NYSE: ARP), as well as the Partnership’s approximately 24.7 million limited partner units in ARP;

•	80% of the general partner interest and incentive distribution rights, as well as the Partnership’s approximately 1.7% limited partner interest, in the Partnership’s E&P Development Subsidiary, which conducts operations in the Eagle Ford shale in the mid-continent region of the United States;

•	a 16% general partner interest and 12% limited partner interest in Lightfoot Capital Partners, a business that incubates new master limited partnerships (MLPs) and invests in existing MLPs. Lightfoot owns the general partner interest, incentive distribution rights and an approximately 40% limited partner interest in Arc Logistics Partners LP (NYSE: ARCX), an independent U.S.-based energy logistics service provider; and

•	Coal-bed methane producing natural gas assets in the Arkoma basin in eastern Oklahoma.

Transaction Information

As previously announced, the proposed mergers of the Partnership with a subsidiary of TRC (the “ATLS Merger”) and Atlas Pipeline with a subsidiary of TRP (the “APL Merger”) will occur immediately following the Spin-Off. The ATLS Merger, the APL Merger and the Spin-Off (including the related record date) are conditioned on the other and will each occur only if the others occur. As a result, distribution of the Atlas Energy Group common units is subject to the satisfaction or waiver of the conditions to the ATLS Merger and the APL Merger, including the approval of the issuance of TRC stock in the ATLS Merger by the TRC stockholders, the approval of the ATLS Merger by the unitholders of Atlas Energy, the approval of the APL Merger by the unitholders of APL and other customary closing conditions, which are described in more detail in the Atlas Energy Group information statement.

No action is required by Atlas Energy unitholders to receive Atlas Energy Group common units in the Spin-Off. As a result of the SEC declaring the Form 10 effective, Atlas Energy Group is now subject to the information and reporting requirements of the Securities Exchange Act of 1934, and will file periodic reports, proxy statements and other required information with the SEC.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns all of the general partner Class A units and incentive distribution rights and an approximate 28% limited partner interest in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P. Additionally, Atlas Energy owns and operates the general partner of its midstream oil & gas subsidiary, Atlas Pipeline Partners, L.P., through all of the general partner interest, all the incentive distribution rights and an approximate 6% limited partner interest. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Pipeline Partners, L.P. (NYSE: APL) is active in the gathering and processing segments of the midstream natural gas industry. In Oklahoma, southern Kansas, Texas, and Tennessee, APL owns and operates 17 gas processing plants, 18 gas treating facilities, as well as approximately 11,200 miles of active intrastate gas gathering pipeline. For more information, visit APL’s website at www.atlaspipeline.com or contact IR@atlaspipeline.com.

Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 14,000 producing natural gas and oil wells, located primarily in Appalachia, the Barnett Shale (TX), the Mississippi Lime (OK), the Raton Basin (NM), Black Warrior Basin (AL) and the oil-rich Rangely Field (CO). ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit our website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Targa Resources Corp. is a publicly traded Delaware corporation that owns a 2% general partner interest (which TRC holds through its 100% ownership interest in the general partner of TRP), all of the outstanding incentive distribution rights and a portion of the outstanding limited partner interests in Targa Resources Partners LP.

Targa Resources Partners is a publicly traded Delaware limited partnership formed in October 2006 by its parent, TRC, to own, operate, acquire and develop a diversified portfolio of complementary midstream energy assets. TRP is a leading provider of midstream natural gas, NGL, terminalling and crude oil gathering services in the United States. TRP is engaged in the business of gathering, compressing, treating, processing and selling natural gas; storing, fractionating, treating, transporting and selling NGLs and NGL products; gathering, storing and terminalling crude oil; and storing, terminalling and selling refined petroleum products.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Readers are cautioned that any forward-looking information is not a guarantee of future performance. Risks and uncertainties related to the proposed transaction include, among others: the risk that Atlas Energy’s or APL’s unitholders or TRC’s stockholders do not approve the mergers; the risk that the merger agreement is terminated as a result of a competing proposal, the risk that regulatory approvals required for the mergers are not obtained on the proposed terms and schedule or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the mergers are not satisfied; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the mergers or the distribution; uncertainties as to the timing of the mergers and the distribution; competitive responses to the proposed mergers and the distribution; unexpected costs, charges or expenses resulting from the mergers and the distribution; litigation relating to the merger and the distribution; the outcome of potential litigation or governmental investigations; Atlas Energy Group’s ability to operate the assets it will acquire in connection with the distribution, and the costs of such distribution; uncertainties regarding the expected financial results of Atlas Energy Group after the planned distribution, which is dependent on future events or developments; changes in commodity prices; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; Atlas Energy Group’s level of indebtedness; changes in government environmental policies and other environmental risks; any changes in general economic and/or industry specific conditions; and other risks, assumptions and uncertainties detailed from time to time in Atlas Energy’s, ARP’s, APL’s and Atlas Energy Group’s reports filed with the SEC, including risks, assumptions and uncertainties described in Atlas Energy Group’s registration statement on Form 10 and Atlas Energy’s, ARP’s and APL’s quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and we assume no obligation to update such statements, except as may be required by applicable law.